EXHIBIT 24.1

POWER OF ATTORNEY

     WHEREAS, each of the subsidiaries of Jacuzzi Brands, Inc. listed on Annex I are guarantors (the “Guarantors”) of Jacuzzi Brands, Inc.’s 9-5/8% Senior Secured Notes due 2010 (the “Initial Securities”) which are to being exchanged for registered notes which are substantially identical in all material respects to the Initial Securities; and

     WHEREAS, each of the individuals who have signed this Power of Attorney is (i) a principal executive officer, (ii) a principal financial officer, (iii) a controller or principal accounting officer or (iv) a director of one or more Guarantors;

     Now Therefore:

     Each person whose signature appears below hereby constitutes and appoints Steven C. Barre and Jeffrey B. Park, and each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to Registration Statement No. 333-111479, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to such Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

/s/ David H. Clarke David H. Clarke

/s/ William B. Demeritt William B. Demeritt

/s/ Donald C. Devine Donald C. Devine

/s/ Kenneth R. Elston Kenneth R. Elston

/s/ Thomas L. Green Thomas L. Green

/s/ Edmund L. Krainski Edmund L. Krainski

/s/ Alex P. Marini Alex P. Marini

/s/ Jeffrey B. Park Jeffrey B. Park

/s/ Francisco V. Puñal Francisco V. Puñal

/s/ Richard Rosselet Richard Rosselet

/s/ Paul T. Vidovich Paul T. Vidovich

/s/ Michael Vierya Michael Vierya

Date: January 7, 2004

Subsidiary Guarantor List

Annex 1

JURISDICTION OF
INCORPORATION OR
SUBSIDIARY	ORGANIZATION

Asteria Company (f/k/a Elite Bath Company)	CA
BathCraft, Inc.	GA
Baylis Brothers Inc.	DE
Bruckner Manufacturing Corp. (f/k/a Farberware Inc.)	DE
Carlsbad Corp. (f/k/a Odyssey Sports, Inc.)	CA
Compax Corp.	NY
Eljer Industries, Inc.	DE
Eljer Plumbingware, Inc.	DE
Environmental Energy Company	CA
Gary Concrete Products, Inc.	GA
Gatsby Spas, Inc.	FL
HL Capital Corp.	CA
Jacuzzi Inc.	DE
Jacuzzi Whirlpool Bath, Inc.	CA
JBI Holdings, Limited	UK
JUSI Holdings, Inc.	DE
KLI, Inc. (f/k/a Keller Ladders, Inc.)	DE
Krikles Canada U.S.A., Inc. (f/k/a Selkirk Canada U.S.A., Inc.	DE
Krikles Europe U.S.A., Inc. (f/k/a Selkirk Europe U.S.A., Inc.)	DE
Krikles, Inc. (f/k/a Selkirk, Inc.)	DE
Lokelani Development Corporation	DE
Luxor Industries Inc.	DE
Maili Kai Land Development Corporation	DE
Mobilite, Inc.	NY
Nissen Universal Holdings Inc.	DE
Outdoor Products LLC	DE
PH Property Development Company	DE
PLC Realty Inc. (f/k/a Prescolite Lite Controls, Inc.)	TX
Redmont, Inc.	MS
Rexair Holdings, Inc.	DE
Rexair, Inc.	DE
Sanitary — Dash Manufacturing Co., Inc.	CT
SH 1 Inc. *	DE
Strategic Capital Management, Inc.	DE
Strategic Membership Company **	DE
Streamwood Corporation (f/k/a Quantum Performance Films, Inc.)	DE
Sundance Spas, Inc.	CA
TA Liquidation Corp. (f/k/a Tommy Armour Golf Company	DE
Trimfoot Co.	DE
TT Liquidation Corp.	NY
UGE Liquidation Inc. (f/k/a W.K. 25, Inc.)	DE
USI American Holdings, Inc.	DE
USI Atlantic Corp.	DE
USI Capital, Inc.	DE
USI Funding, Inc. *	DE
USI Global Corp.	DE
USI Properties, Inc.	DE
USI Realty Corp.	DE
Zurco, Inc.	DE
Zurn (Cayman Islands), Inc.	DE
Zurn Constructors, Inc. (f/k/a Advanco Constructors, Inc.)	CA
Zurn EPC Services, Inc. (f/k/a National Energy Production Corporation)	WA
Zurn Industries, Inc.	PA
Zurn PEX, Inc. (f/k/a United States Brass Corporation	DE
Zurnacq of California, Inc.	CA

*	These subsidiaries are dormant.

**	Dormant but not immaterial